EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of American Paging, Inc. of our reports, dated January 29, 1997, on the consolidated financial statements and schedules of American Paging, Inc. and Subsidiaries included in the Annual Report on Form 10-K of American Paging, Inc. for the year ended December 31, 1996, and to all references to our Firm included in this Form S-8 Registration Statement.



                                                            ARTHUR ANDERSEN LLP





Chicago, Illinois
May 2, 1997